UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2009
Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 W. California Avenue; Suite 200; Sunnyvale, California	94086

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 331-8600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On January 26, 2009, Leadis Technology, Inc., a Delaware corporation (“Leadis”), announced the sale of its display driver business to AsTek, Inc., a privately-held company located in Korea (“AsTek”). The consideration paid was $3.5 million of cash plus $0.5 million of assumed liabilities.
Key terms of the transaction are as follows:
•	AsTek purchased all of the outstanding stock of Leadis Technology Korea, Inc., a wholly-owned subsidiary of Leadis that contained the display driver development group, for $3.5 million of cash and $0.5 million of assumed liabilities. One-half of the purchase price was paid at closing and the remainder will be due in January 2010.

•	Leadis retains ownership of its proprietary EPiC™ technology, and granted AsTek a conditional exclusive license to the technology. Leadis will receive royalty payments from AsTek for sales of licensed EPiC products, which are currently anticipated to go into commercial production in the second half of 2009.

•	Leadis retained the rights to most of the current display driver products in commercial production.

•	AsTek obtained the rights to sell the LDS285 display driver product, which is currently in commercial production for a customer located in Korea. Leadis will receive royalty payments on any sales of the LDS285 made by AsTek.
AsTek will be managed by Dr. Keeho Kim, formerly General Manager of Leadis’ display driver group. AsTek is controlled by a family member of Dr. Kim.
A copy of the release is filed herewith as Exhibit 99.1.
The statement above regarding the timing of the expected closing of the acquisition constitutes a forward-looking statement within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks relating to future success of display driver design activities of AsTek, lack of market acceptance of the EPiC™ technology, delays associated with ramping new products into production, that pending patent applications will not result in issued patents or that any issued patents may not be sufficiently broad to protect our proprietary technologies, and risks related to the portion of the purchase price due in January 2010. For other factors that could cause Leadis’ results to vary from expectations, please see the risks detailed from time to time in Leadis’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007, and its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008. Leadis undertakes no obligation to revise or update publicly any forward-looking statements.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated January 26, 2009, announcing Leadis Technology’s Sale of its Display Driver Business

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.
Date: January 26, 2009	/s/ John K. Allen
John K. Allen
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press release dated January 26, 2009, announcing Leadis Technology’s Sale of its Display Driver Business